Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2017 and Full Year Results

VoIP, SmartVoice and IoT Design Win Momentum Accelerating

Differentiated Technologies and Improved Product Mix Drive 200 Basis Point

Gross Margins Expansion in 2017

Milpitas, Calif., February 1, 2018 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter Business and Financial Highlights:

●	GAAP loss per share of $0.01 and non-GAAP diluted earnings per share of $0.06 compared to GAAP and non-GAAP earning per share of $0.06 and $0.13, respectively, for the fourth quarter of 2016.

●	Total revenues of $31.2 million, down 11% year-over-year, including new product revenues of $15.4 million which were up 9% year-over-year:

o	Office/VoIP segment revenues of $9.5 million, a year-over-year increase of 48%

o	SmartVoice segment revenues of $2.2 million, a year-over-year decrease of 20%

o	Home gateway revenues of $2.5 million, a year-over-year increase of 1%

o	IoT revenues of $1.1 million, a year-over-year decrease of 54%.

●	GAAP and non-GAAP gross margin of 47.8% and 48.1%, respectively, 270 bps and 280 bps improvement, as compared to the fourth quarter of 2016 on GAAP and non-GAAP basis, respectively.

●	GAAP operating loss of $0.7 million and non-GAAP operating income of $1.1 million, compared to GAAP and non-GAAP operating income of $1.1 and $2.9 million, respectively, in the fourth quarter of 2016.

●	GAAP net loss of $0.1 million and non-GAAP net income of $1.3 million, compared to GAAP and non-GAAP net income of $1.3 and $3.0 million, respectively, in the fourth quarter of 2016.

●	Generated $7.1 million of cash flow from operations during the quarter, compared to $10.6 million in the fourth quarter of 2016.

●	Repurchased approximately 8,000 shares for a total consideration of $0.1 million.

●	Cash, deposits and marketable securities of approximately $129 million as of December 31, 2017.

●	Emerged as the leader in the unified communications market with our state-of-the-art SoC solutions for VoIP:

o	Successfully expanded our addressable market into additional product categories, including conferencing systems and video endpoints

o	Our VoIP processor was selected to drive Amazon’s new Echo Connect product

o	Offers the most comprehensive portfolio of hardware and software solutions of the unified communications endpoint market.

●	Enabling voice as a user interface with leading consumer electronic products, thereby helping to drive growth of a burgeoning new market:

o	Samsung selected our SmartVoice SoC for its recently-launched A8 Smartphones series

o	Logitech selected our SmartVoice processor for its Ultimate Ears Mega Blast smart speaker

o	Harman selected our SmartVoice processor for their Sonique total voice solution

o	Numerous other leading consumer electronic companies are adopting SmartVoice in recognition of our differentiated software offering and low power design.

●	Growing our ULE ecosystem with leading IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor IoT:

o	ULE technology is enabling smart appliances to be always connected and provisioned with OEM partnerships bringing this technology to the mass market

o	Primax launched a new line of intelligent voice assistants based on our SmartVoice and ULE solutions

o	MiOS expanded its cloud solutions for IoT applications to support ULE technology

o	D-Link selected our ULE technology for its new multi-radio gateways.

Full Year 2017 Financial Highlights:

●	GAAP loss per share of $0.14 and non-GAAP diluted earnings per share of $0.17, compared to GAAP and non-GAAP earning per share of $0.21 and $0.36, respectively, for 2016.

●	Total revenues of approximately $124.8 million, a decrease of 10% vs. $137.9 million in 2016, including new product revenues of $57.3 million a year-over-year decrease of 3% when compared to 2016;

o	Office/VoIP segment revenues of $34.9 million a year-over-year increase of 31%

o	SmartVoice segment revenues of $4.9 million a year-over-year decrease of 69%

o	Home gateway revenues of $11.2 million a year-over-year increase of 2%

o	IoT revenues of $6.4 million, a year-over-year increase of 9%

●	GAAP and non-GAAP gross margin of 46.2% and 46.5%, respectively, a 210 bps improvement, as compared to 2016 on both GAAP and non-GAAP basis.

●	GAAP operating loss of $4.8 million and non-GAAP operating income of $2.8 million, compared to GAAP and non-GAAP operating income of $4.2 million and $8.2 million, respectively, in 2016.

●	GAAP net loss of $3.0 million and non-GAAP net income of $3.9 million, compared to GAAP and non-GAAP net income of $4.8 million and $8.5 million, respectively, in 2016.

●	Generated $8.5 million of cash from operating activities compared to $16.5 million in 2016.

●	Repurchased approximately 0.4 million shares for a total consideration of $4.5 million.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “We are pleased to report that DSP Group has reached an inflection point in which the new product initiatives that we have been investing in over the past several years are gaining momentum and will be driving dynamic growth in the years ahead. While this momentum is not entirely evident from our financial results and is masked by the long-term decline of our cordless business, recent industry developments, design wins and customer engagements bolster our confidence that we are well-positioned for significant long term revenue growth and margin expansion.”

“We are excited about our position and momentum in three dynamic industries: Unified Communications, Voice User Interface and IoT, where our new products play an instrumental role. This is evidenced by: 1) strong revenue growth of 31% in the VoIP segment to approximately $35 million in 2017, a market where DSP Group is emerging as a leader with many top tier customers, 2) numerous innovative product launches and product diversity in our SmartVoice segment whereby we capitalize on our long history and deep expertise in efficient voice processing to bring new capabilities to a nascent market, and 3) the growing ecosystem around our ULE technology, which is embraced by leading service providers and OEMs for its best in class characteristics which are ideal for wireless indoor connectivity. We expect the growth of these initiatives to outpace the decline of our legacy cordless telephone business in 2018. More importantly, each of those product segments is now on a trajectory to drive dynamic revenue growth and margin expansion in future years.”

GAAP Results:

2017 Fourth Quarter Results:

Revenues for the fourth quarter of 2017 were $31.2 million, a decrease of 11% from revenues of $35.3 million for the fourth quarter of 2016. Net loss for the fourth quarter of 2017 was $0.1 million, as compared to net income of $1.3 million for the fourth quarter of 2016. Loss per share for the fourth quarter of 2017 was $0.01, as compared to basic and diluted earnings per share of $0.06 for the fourth quarter of 2016.

Year End Results:

Revenues for the year ended December 31, 2017 were $124.8 million, a decrease of 10% from 2016 revenues of $137.9 million. Net loss for 2017 was $3.0 million, compared to a net income of $4.8 million for 2016. Loss per share for 2017 was $0.14, compared to basic and diluted earnings per share of $0.22 and $0.21, respectively, for 2016.

Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2017 were $1.3 million and $0.06, respectively, as compared to non-GAAP net income and diluted earnings per share of $3.0 million and $0.13, respectively, for the fourth quarter of 2016. Non-GAAP net income and earnings per share for the fourth quarter of 2017 excluded the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.3 million and changes in deferred taxes related to intangible assets acquired in previous acquisitions and equity-based compensation expenses in the amount of $303,000. Non-GAAP net income and earnings per share for the fourth quarter of 2016 excluded the impact of amortization of acquired intangible assets of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.4 million and amortization of a deferred tax liability related to intangible assets acquired in connection with previous acquisitions in the amount of $99,000.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2017 were $3.9 million and $0.17, respectively, as compared to non-GAAP net income and diluted earnings per share of $8.5 million and $0.36, respectively, for the year ended December 31, 2016. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2017 excluded the impact of amortization of acquired intangible assets of $1.7 million associated with previous acquisitions; equity-based compensation expenses of $5.9 million and changes in deferred taxes related to intangible assets acquired in previous acquisitions and equity-based compensation expenses in the amount of $622,000. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2016 excluded the impact of amortization of acquired intangible assets of $1.5 million associated with previous acquisitions; equity-based compensation expenses of $5.1 million; other income in the amount of $2.5 million related to reversal of provisions due to the elapse of applicable statute of limitations; and amortization of deferred tax liability related to intangible assets acquired in connection with previous acquisitions in the amount of $352,000.

Earnings Conference Call Details:

DSP Group will discuss its fourth quarter financial results, along with its outlook and guidance for the first quarter of 2018, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing 800-281-7973 (domestic US) or +1 646-828-8156 (international) approximately 10 minutes prior to the starting time. The password is 9471762. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/m6/p/2c4zok7s

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 719-457-0820, domestically or +44 (0) 207 660 0134 internationally and enter the company access code: 9471762#

Presentation on Non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income, gross margins, operating margins, and diluted earnings per share presented in this press release is useful to investors in comparing results for the quarter and year ended December 31, 2017 to the same periods in 2016 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements regarding (i) DSP Group having reached an inflection point in which the new product initiatives is gaining momentum and will be driving dynamic growth in the years ahead, (ii) the recent industry developments, design wins and customer engagements bolster the company’s confidence that it is well-positioned for solid revenue growth and margin expansion; (iii) optimism of the positive momentum and product traction in three dynamic industries: Unified Communications, Voice User Interface and IoT; (iv) the company emerging as a market leader in the Unified Communications market; (v) with many top tier customers, numerous new product launches and product diversity in its SmartVoice segment; (vi) the growing ecosystem around the company’s ULE offering the winning characteristics of wireless indoor IoT technology; (vii) the expectation that the growth of those initiatives to outpace the decline of the company’s legacy cordless telephone business in 2018; and (viii) each of those product segments is now on a trajectory to drive dynamic revenue growth and margin expansion in future years. SmartVoice segment being an important contributor to the company’s success in 2018, sales from new products will compose the majority of the company’s revenues in 2018 and drive revenue growth for the full year 2018, the anticipated gradual growth in the company’s new product initiatives and improved operational efficiencies to help drive gross margin expansion and revenue growth in 2018, as well as the expectation of revenue slowdown in the first quarter of 2017 due to a decrease in demand for the company's cordless telephony and HDClear products. The results from these statements may not actually arise as a result of various factors, including the market penetration of new products; unexpected delays in the commercial launch of new products, including in the mobile and office segments; slower than expected change in the nature of residential communications domain; DSP Group's ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2016, as well as other reports DSP Group has filed with the Securities and Exchange Commission. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Contact:

DSP Group Inc.

Daniel Amir

Corporate Vice President, Business Development, Strategy and Investor Relations

Work: 1-415-726-5900

Daniel.amir@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Revenues	$31,242	$35,278	$124,753	$137,869
Cost of revenues	16,298	19,384	67,058	77,023

Gross profit	14,944	15,894	57,695	60,846
Operating expenses:
Research and development, net	9,090	8,456	36,655	34,885
Sales and marketing	3,675	3,535	14,315	13,867
General and administrative	2,447	2,384	9,789	9,006
Amortization of intangible assets	425	425	1,700	1,457
Other income	-	-	-	(2,549)

Total operating expenses	15,637	14,800	62,459	56,666

Operating income (loss)	(693)	1,094	(4,764)	4,180

Financial income, net	453	318	1,669	1,227

Income (loss) before taxes on income	(240)	1,412	(3,095)	5,407

Taxes on income (tax benefit)	(111)	100	(92)	594

Net income (loss)	$(129)	$1,312	$(3,003)	$4,813
Net earnings (loss) per share:
Basic	$(0.01)	$0.06	$(0.14)	$0.22
Diluted	$(0.01)	$0.06	$(0.14)	$0.21

Weighted average number of shares used in per share computations of net earnings (loss) per share:
Basic	22,360	21,808	22,229	21,800
Diluted	22,360	22,902	22,229	22,887

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

    (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$(129)	$1,312	$(3,003)	$4,813
Equity-based compensation expense included in cost of revenues	77	86	352	328
Equity-based compensation expense included in research and development, net	534	590	2,349	2,205
Equity-based compensation expense included in sales and marketing	245	251	1,115	806
Equity-based compensation expense included in general and administrative	479	456	2,045	1,749
Amortization of intangible assets	425	425	1,700	1,457
Other income related to reversal of provisions due to elapse of statute of limitations	-	-	-	(2,549)
Changes in deferred taxes related to intangible assets and equity-based compensation expenses	(303)	(99)	(622)	(352)
Non-GAAP net income	$1,328	$3,021	$3,936	$8,457

Weighted-average number of common stock used in computation of GAAP diluted net earnings per share (in thousands)	22,360	22,902	22,229	22,887

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,303	296	1,379	386

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	23,663	23,198	23,608	23,273

GAAP diluted net earnings (loss) per share	$(0.01)	$0.06	$(0.14)	$0.21
Equity-based compensation expense	0.06	0.06	0.26	0.22
Amortization of intangible assets	0.02	0.02	0.07	0.06
Other income related to reversal of provisions	-	-	-	(0.11)
Changes in deferred taxes related to intangible assets and equity-based compensation expenses	(0.01)	(0.01)	(0.02)	(0.02)

Non-GAAP diluted net earnings per share	$0.06	$0.13	$0.17	$0.36

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$21,324	$17,752
Restricted deposits	524	70
Marketable securities and short term deposits	24,697	29,031
Trade receivables, net	13,416	19,069
Inventories	9,422	9,748
Other accounts receivable and prepaid expenses	3,167	2,332
Total current assets	72,550	78,002

Property and equipment, net	3,184	4,130

Long term marketable securities and deposits	82,669	78,092
Severance pay fund	15,190	12,751
Deferred income taxes	1,043	918
Intangible assets, net	9,022	10,723
Long term prepaid expenses and lease deposits	1,541	1,329
	109,465	103,813
Total assets	$185,199	$185,945

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$8,660	$12,540
Other current liabilities	12,819	13,360
Total current liabilities	21,479	25,900

Accrued severance pay	15,463	12,908
Accrued pensions	883	803
Deferred income taxes	424	787
Total long term liabilities	16,770	14,498

Stockholders’ equity:

Common stock	22	22
Additional paid-in capital	372,041	366,121
Accumulated other comprehensive loss	(1,874)	(1,852)
Less – Cost of treasury stock	(118,397)	(122,632)
Accumulated deficit	(104,842)	(96,112)
Total stockholders’ equity	146,950	145,547
Total liabilities and stockholders’ equity	$185,199	$185,945